                                                                  Exhibit (c)(1)

--------------------------------------------------------------------------------






                          AGREEMENT AND PLAN OF MERGER



                          DATED AS OF OCTOBER 13, 1999

                                      AMONG

                            DSP COMMUNICATIONS, INC.,

                                INTEL CORPORATION

                                       AND

                           CWC ACQUISITION CORPORATION






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

                                TABLE OF CONTENTS


                                                                                    PAGE
                                                                                    ----
ARTICLE 1 THE OFFER...................................................................1
        Section 1.1.    The Offer.....................................................1
        Section 1.2.    Company Actions...............................................4
        Section 1.3.    Boards of Directors and Committees; Section 14(f) of
                        Exchange Act..................................................5

ARTICLE 2 THE MERGER..................................................................6
        Section 2.1.    The Merger....................................................6
        Section 2.2.    Effective Time................................................6
        Section 2.3.    Closing of the Merger.........................................7
        Section 2.4.    Effects of the Merger.........................................7
        Section 2.5.    Certificate of Incorporation and Bylaws.......................7
        Section 2.6.    Directors.....................................................7
        Section 2.7.    Officers......................................................7
        Section 2.8.    Conversion of Shares..........................................7
        Section 2.9.    Dissenters' Rights............................................8
        Section 2.10.   Exchange of Certificates......................................8
        Section 2.11.   Assumed Stock Options.........................................9

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................11
        Section 3.1.    Organization and Qualification; Subsidiaries; Investments....11
        Section 3.2.    Capitalization of the Company and its Subsidiaries...........12
        Section 3.3.    Authority Relative to this Agreement; Recommendation.........14
        Section 3.4.    SEC Reports; Financial Statements............................15
        Section 3.5.    Information Supplied.........................................15
        Section 3.6.    Consents and Approvals; No Violations........................16
        Section 3.7.    No Default...................................................16
        Section 3.8.    No Undisclosed Liabilities; Absence of Changes...............17
        Section 3.9.    Litigation...................................................18
        Section 3.10.   Compliance with Applicable Law...............................18
        Section 3.11.   Employee Benefits............................................18
        Section 3.12.   Labor and Employment Matters.................................22
        Section 3.13.   Environmental Laws and Regulations...........................23
        Section 3.14.   Taxes........................................................24
        Section 3.15.   Intellectual Property........................................26
        Section 3.16.   Insurance....................................................32
        Section 3.17.   Certain Business Practices...................................32
        Section 3.18.   Product Warranties...........................................32
        Section 3.19.   Suppliers and Customers......................................32

        Section 3.20.   Vote Required................................................33
        Section 3.21.   Opinion of Financial Advisor.................................33
        Section 3.22.   Brokers......................................................33
        Section 3.23.   Takeover Statutes............................................33
        Section 3.24.   Grants, Incentives and Subsidies.............................33
        Section 3.25.   Representations Complete.....................................34

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION...................34
        Section 4.1.    Organization.................................................34
        Section 4.2.    Authority Relative to this Agreement.........................35
        Section 4.3.    Information Supplied.........................................35
        Section 4.4.    Consents and Approvals; No Violations........................35
        Section 4.5.    Litigation...................................................36
        Section 4.6.    Brokers or Finders...........................................36
        Section 4.7.    Financing....................................................36
        Section 4.8.    Ownership of the Company.....................................36
        Section 4.9.    Acquisition's Operations.....................................36

ARTICLE 5 COVENANTS..................................................................36
        Section 5.1.    Conduct of Business of the Company...........................36
        Section 5.2.    No Solicitation or Negotiation...............................40
        Section 5.3.    Meeting of Stockholders......................................41
        Section 5.4.    Access to Information........................................42
        Section 5.5.    Certain Filings; Reasonable Efforts..........................43
        Section 5.6.    Public Announcements.........................................44
        Section 5.7.    Indemnification and Directors' and Officers' Insurance.......44
        Section 5.8.    Notification of Certain Matters..............................46
        Section 5.9.    Additions to and Modification of Company Disclosure Schedule.46
        Section 5.10.   Employee Matters.............................................46
        Section 5.11.   Company......................................................47
        Section 5.12.   Takeover Statutes............................................47
        Section 5.13.   Company Stock Options........................................47
        Section 5.14.   Israeli Operations...........................................48
        Section 5.15.   Real Property Transfer Taxes.................................48

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER...................................48
        Section 6.1.    Conditions to Each Party's Obligations to Effect the Merger..48
        Section 6.2.    Conditions to the Obligations of the Company.................48
        Section 6.3.    Conditions to the Obligations of Parent and Acquisition......49

ARTICLE 7 TERMINATION; AMENDMENT; WAIVER.............................................50
        Section 7.1.    Termination..................................................50
        Section 7.2.    Effect of Termination........................................51
        Section 7.3.    Fees and Expenses............................................52
        Section 7.4.    Amendment....................................................54

        Section 7.5.    Extension; Waiver............................................54

ARTICLE 8 MISCELLANEOUS..............................................................54
        Section 8.1.    Nonsurvival of Representations and Warranties................54
        Section 8.2.    Entire Agreement; Assignment.................................55
        Section 8.3.    Validity.....................................................55
        Section 8.4.    Notices......................................................55
        Section 8.5.    Governing Law and Venue; Waiver of Jury Trial................56
        Section 8.6.    Descriptive Headings.........................................57
        Section 8.7.    Parties in Interest..........................................57
        Section 8.8.    Certain Definitions..........................................57
        Section 8.9.    Personal Liability...........................................59
        Section 8.10.   Specific Performance.........................................59
        Section 8.11.   No Obligation to Comply with Certain Requirements............59
        Section 8.12.   Counterparts.................................................60
        Section 8.13.   Ambiguities..................................................60
        Section 8.14.   Waiver.......................................................60
        Section 8.15.   Execution....................................................60
        Section 8.16.   Schedules....................................................60

                                TABLE OF EXHIBITS

Exhibit A.............Form of Certificate of Merger



                                TABLE OF CONTENTS
                                       TO
                           COMPANY DISCLOSURE SCHEDULE


Section 1.3(a)........Exceptions Relating to Subsidiary Boards
Section 3.1(a)........Subsidiaries
Section 3.1(c)........Equity Investments
Section 3.2(a)........Company Securities
Section 3.2(b)........Certain Capitalization and Other Matters
Section 3.4...........Company SEC Reports
Section 3.6...........Consents and Approvals
Section 3.7...........Defaults
Section 3.8...........Undisclosed Liabilities; Absence of Changes
Section 3.9...........Litigation
Section 3.10..........Non-Compliance with Law
Section 3.11(a).......Employee Plans
Section 3.11(c).......Employee Benefits Affected by this Transaction
Section 3.11(d).......Employee Benefits to Former Employees
Section 3.11(e).......Employee Matters
Section 3.11(g).......Employee Benefit Matters
Section 3.11(h).......Stock Options
Section 3.11(j).......No Events Under Compensation and Benefit Plans
Section 3.11(k).......Foreign Plans
Section 3.11(l).......Amendments and Actions under ERISA and other Applicable
                      Law
Section 3.11(m).......Medicare Compliance
Section 3.11(r).......Retroactive Premiums or Payments
Schedule 3.12.........Employment Matters
Schedule 3.12(d)......Non-Continuing Employees
Section 3.14(b).......Delinquent or Inaccurate Tax Returns
Section 3.14(d).......Tax Claims
Section 3.14(e).......Excess Parachute Payments
Section 3.14(f).......Tax Sharing Agreements
Section 3.14(g).......Limitations on Use of NOLs
Section 3.14(h).......Section 481 Adjustments
Section 3.15(a).......Intellectual Property
Section 3.15(b)(iii)..Trademarks
Section 3.15(c)(ii)...Patent Proceedings
Section 3.15(d)(ii)...Unauthorized Disclosure Policies and Agreements
Section 3.15(e)(i)....Inbound License Agreements
Section 3.15(e)(ii)...Outbound License Agreements

Section 3.15(f).......Ownership of Intellectual Property
Section 3.15(h).......No Infringement by the Company
Section 3.15(i).......Pending and Threatened Infringement Claims
Section 3.15(j).......Infringement Matters
Section 3.15(k).......Change in Control Re:  Intellectual Property
Section 3.15(l).......Non-Company Intellectual Property Rights
Section 3.15(m).......Existing and Currently Manufactured Software
Section 3.15(o).......Year 2000 Compliance
Section 3.15(p).......Foundry Relationships
Section 3.16..........Insurance
Section 3.18..........Product Warranties
Section 3.19..........Suppliers and Customers
Section 3.22..........Brokers
Section 3.24..........Grants
Section 5.1...........Conduct of Business
Section 5.5(a)(ii)....Non-Required Consents
Section 5.4(a)........Access to Information
Section 6.3(e)........Third Party Consents

                             TABLE OF DEFINED TERMS

                                                      Cross Reference
Term                                                    in Agreement              Page
----                                                  ----------------            ----
Acquisition ..............................................Preamble, ................1
affiliate ................................................Section 8.8(a), .........59
Agreement ................................................Preamble, ................1
Applicable Law ...........................................Section 8.8(b), .........59
Assumed Option Plan ......................................Section 2.11(a), ........10
Assumed Option Plans .....................................Section 2.11(a), ........10
business day .............................................Section 8.8(c), .........60
Business System ..........................................Section 3.15(o), ........32
capital stock ............................................Section 8.8(d), .........60
Certificate of Merger ....................................Section 2.2, .............7
Certificates .............................................Section 2.10(b), .........9
Closing Date .............................................Section 2.3, .............7
Closing ..................................................Section 2.3, .............7
Code .....................................................Section 3.14(a), ........25
Code .....................................................Section 2.11(a), ........11
Commonly Controlled Entity ...............................Section 3.11(a), ........20
Company Acquisition ......................................Section 8.8(e), .........60
Company Board ............................................Section 1.1(b), ..........2
Company Common Stock .....................................Preamble, ................1
Company Disclosure Schedule ..............................Article 3, ..............12
Company Permits ..........................................Section 3.10, ...........19
Company Plans ............................................Section 8.8(f), .........60
Company ..................................................Preamble, ................1
Company SEC Reports ......................................Section 3.4(a), .........15
Company Securities .......................................Section 3.2(a), .........14
Company Software .........................................Section 3.15(l), ........31
Company Stock Option .....................................Section 3.2, ............13
Compensation and Benefit Plans ...........................Section 3.11(a), ........19
Confidentiality Agreement ................................Section 5.5(c), .........45
Continuing Directors .....................................Section 1.3(a), ..........6
Copyrights ...............................................Section 3.15(a), ........27
DGCL .....................................................Section 2.1, .............6
Dissenting Common Stock ..................................Section 2.9, .............8
Effective Time ...........................................Section 2.2, .............7
Environmental Laws .......................................Section 3.13(a), ........24
ERISA ....................................................Section 3.11(a), ........19
Exchange Act .............................................Section 1.1(a), ..........1
Exchange Agent ...........................................Section 2.10(a), .........9
Exchange Fund ............................................Section 2.10(a), .........9
Exchange Ratio ...........................................Section 2.11(a), ........11
Fairness Opinion .........................................Section 1.2(a), ..........4

Final Date ...............................................Section 7.1(b), .........52
Financial Advisor ........................................Section 1.2(a), ..........4
Foreign Plans ............................................Section 3.11(l), ........21
Governmental Entity ......................................Section 3.6, ............17
Grants ...................................................Section 3.24, ...........34
Hazardous Material .......................................Section 3.13(a), ........24
hereof, herein and herewith ..............................Section 8.8(g), .........60
HSR Act ..................................................Section 3.6, ............16
Inbound License Agreements ...............................Section 3.15(e), ........29
include or including .....................................Section 8.8(h), .........60
Indemnified Liabilities ..................................Section 5.7(a), .........46
Indemnified Persons ......................................Section 5.7(a), .........46
Insurance Policies .......................................Section 3.16, ...........33
Insured Parties ..........................................Section 5.7(c), .........47
Intellectual Property ....................................Section 3.15(a), ........27
knowledge or known .......................................Section 8.8(i), .........60
Lien .....................................................Section 3.2(b), .........14
Material Adverse Effect on Parent ........................Section 4.1(b), .........36
Material Adverse Effect on the Company ...................Section 3.1(b), .........12
Meeting ..................................................Section 5.3(c), .........43
Merger Consideration .....................................Section 2.8(a), ..........8
Merger ...................................................Section 2.1, .............7
Merger ...................................................Section 2.11(b), ........11
Minimum Condition ........................................Section 1.1(a), ..........2
Notice of Superior Proposal ..............................Section 5.2(b), .........42
OCS ......................................................Section 3.6, ............16
Offer Documents ..........................................Section 1.1(c), ..........3
Other Interests ..........................................Section 3.1(c), .........13
Outbound License Agreements ..............................Section 3.15(e), ........29
Parent Common Stock ......................................Section 2.11(a), ........10
Parent ...................................................Preamble, ................1
Patents ..................................................Section 3.15(a), ........27
Pension Plans ............................................Section 3.11(a), ........19
person ...................................................Section 8.8(j), .........61
Proxy Statement ..........................................Section 3.5, ............16
Schedule 14D-1 ...........................................Section 1.1(c), ..........3
Schedule 14D-9 ...........................................Section 1.2(b), ..........4
SEC ......................................................Section 3.4(a), .........15
SEC ......................................................Section 1.1(b), ..........2
Shares ...................................................Preamble, ................1
Software .................................................Section 3.15(l), ........31
Stock Option Agreement ...................................Section 8.8(k), .........61
subsidiary or subsidiaries ...............................Section 8.8(l), .........61
Superior Proposal ........................................Section 5.2(c), .........42
Supply Contracts .........................................Section 3.15(p), ........32
Surviving Corporation ....................................Section 2.1, .............7
Takeover Statute .........................................Section 3.23, ...........34

Tax or Taxes .............................................Section 3.14(a)(i), .....25
Tax Return ...............................................Section 3.14(a)(ii), ....26
Third Party Acquisition ..................................Section 5.2(c), .........42
Third Party ..............................................Section 5.2(c), .........42
Trade Secrets ............................................Section 3.15(a), ........27
Trademarks ...............................................Section 3.15(a), ........27
Year 2000 Capable ........................................Section 3.15(o), ........32

                          AGREEMENT AND PLAN OF MERGER



               THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 13, 1999, is by and among DSP Communications, Inc., a Delaware corporation (the "Company"), Intel Corporation, a Delaware corporation ("Parent"), and CWC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"). Initially capitalized and certain other terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 8.8 of this Agreement.

               WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger (as defined in Section 2.1) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement; and

               WHEREAS, in furtherance thereof, it is proposed that Acquisition shall, within five (5) business days after the public announcement hereof, commence a tender offer (the "Offer") to acquire all of the outstanding shares (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Company Common Stock"), at a price of Thirty-Six Dollars ($36.00) per Share, net to the seller in cash, less any required withholding taxes (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "Offer Price"), in accordance with the terms and subject to the conditions provided herein.

               NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:


                                    ARTICLE 1

                                    THE OFFER

        Section 1.1   The Offer.

               (a) Provided that this Agreement shall not have been terminated and subject to the terms hereof, as promptly as practicable, but in no event later than five (5) business days after the public announcement of the execution hereof by the parties, Acquisition shall (and Parent shall cause Acquisition to) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer for any and all of the Shares, at the Offer Price. The obligation of Acquisition to accept for payment and to pay for any Shares tendered (and the obligation of Parent to cause Acquisition to accept for payment and to pay for any Shares tendered) shall be subject only to (i) the condition that at least a majority of Shares on a fully-diluted basis (including for purposes of such calculation all Shares issuable upon exercise of all vested Company Stock Options (as defined in Section 3.2(a)) and unvested Company Stock Options that vest prior to the Final Date (as defined in Section 7.1), but excluding any Shares held by the Company or any of its subsidiaries) be validly tendered (the "Minimum Condition"), and (ii) the other conditions set forth in Annex A. Acquisition expressly reserves the right to increase the Offer Price or to make any other changes in the terms and conditions of the Offer; provided, however, that unless previously approved by the Company in writing, no change may be made that (i) decreases the Offer Price, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to those set forth in Annex A, (v) amends the conditions set forth in Annex A to broaden the scope of such conditions, (vi) amends any other term of the Offer in a manner adverse to the holders of the Shares, (vii) extends the Offer except as provided in Section 1.1(b), or (viii) amends or waives the Minimum Condition. It is agreed that the conditions set forth in Annex A are for the sole benefit of Parent and Acquisition and may be waived by Parent and Acquisition, in whole or in part at any time and from time to time, in their sole discretion, other than the Minimum Condition, as to which prior written Company approval is required. The failure by Parent and Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

               (b) Subject to the terms and conditions thereof, the Offer shall expire at midnight, New York City time, on the date that is twenty (20) business days after the date the Offer is commenced; provided, however, that without the consent of the Company's Board of Directors (the "Company Board"), Acquisition may (i) from time to time extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived; (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer; or (iii) extend the Offer for any reason on one or more occasions for an aggregate period of not more than ten (10) business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence if on such expiration date there shall not have been tendered at least 90% of the outstanding Shares. Parent and Acquisition agree that, if any one or more of the conditions to the Offer set forth on Annex A are not satisfied and none of the events set forth in paragraphs (a) through (f) of Annex A that would permit Acquisition not to accept tendered Shares for payment has occurred and is continuing at the time of any scheduled expiration date of the Offer, then, provided, that such conditions are reasonably capable of being satisfied, Acquisition shall extend the Offer from time to time unless any such condition is no longer reasonably capable of being satisfied or any such event has occurred; provided, however, that in no event shall Acquisition be required to extend the Offer beyond January 31, 2000 (provided that if on January 31, 2000 the condition set forth in clause (ii) of the first paragraph of Annex A hereto regarding the HSR Act is not satisfied and none of the events set forth in paragraphs (a) through (f) of Annex A that would permit Acquisition not to accept Shares tendered for payment has occurred and is continuing, then such January 31, 2000 date shall be automatically extended to April 30, 2000) . Subject to the terms and conditions of the Offer and this Agreement, Acquisition shall (and Parent shall cause Acquisition to) accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Acquisition becomes obligated to accept for payment and pay for pursuant to the Offer, as promptly as practicable after the expiration of the Offer.

               (c) As soon as practicable on the date the Offer is commenced, Parent and Acquisition shall file with the SEC a Tender Offer Statement on
Schedule 14D-1 (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1 shall contain as an exhibit or incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement. Parent and Acquisition agree that they shall cause the Schedule 14D-1, the Offer to Purchase and all amendments or supplements thereto (which together constitute the "Offer Documents") to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other Applicable Laws. Parent and Acquisition further agree that the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Acquisition with respect to information supplied by the Company or any of its stockholders in writing specifically for inclusion or incorporation by reference in the Offer Documents. The Company agrees that the information provided by the Company in writing specifically for inclusion or incorporation by reference in the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Acquisition and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Acquisition further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC. Parent and Acquisition agree to provide in writing to the Company and its counsel with any comments Parent, Acquisition or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

               (d) Parent shall provide or cause to be provided to Acquisition all of the funds necessary to purchase any of the Shares that Acquisition becomes obligated to purchase pursuant to the Offer.

        Section 1.2 Company Actions.

               (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) after evaluating the Merger, determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, taken together, are at a price and on terms that are adequate and are otherwise in the best interests of the Company and its stockholders; (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects; and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Acquisition and approve and adopt this Agreement and the Merger. To the extent that such recommendation is not withdrawn in accordance with Section 5.2(b) hereof, the Company consents to the inclusion of such recommendation and approval in the Offer Documents. The Company also represents that the Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to the Company Board (the "Financial Advisor"), that, as of October 13, 1999, the cash consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view (the "Fairness Opinion"). The Company has been authorized by the Financial Advisor to permit, subject to the prior review and consent by the Financial Advisor and its counsel (such consent not to be unreasonably withheld), the inclusion of the Fairness Opinion (or a reference thereto) in the Offer Documents, the Schedule 14D-9 and the Proxy Statement.

               (b) The Company shall file with the SEC, concurrently with the filing of the Schedule 14D-1, a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule 14D-9") containing the recommendations described in Section 1.2(a) and shall cause the Schedule 14D-9 to be mailed to the stockholders of the Company, together with the Offer Documents, promptly after the commencement of the Offer. The Company agrees that it shall cause the Schedule 14D-9 to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other Applicable Laws. The Company further agrees that the Schedule 14D-9, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Acquisition in writing specifically for inclusion or incorporation by reference in the Schedule 14D-9. Parent and Acquisition agree that the information provided by them specifically in writing for inclusion or incorporation by reference in the Schedule 14D-9 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, Parent and Acquisition agrees promptly to correct any information provided by it for use in the Schedule 14D-9 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment on the
Schedule 14D-9 prior to the filing thereof with the SEC. The Company agrees to provide in writing to Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments.

               (c) In connection with the Offer, the Company shall, or shall cause its transfer agent, promptly following a request by Parent, to furnish Parent with such information, including updated lists of the stockholders of the Company, mailing labels and updated lists of security positions, and such assistance as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of Applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Acquisition and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

               (d) Solely in connection with the tender and purchase of Shares pursuant to the Offer and the consummation of the Merger, the Company hereby waives any and all rights of first refusal it may have with respect to Shares owned by, or issuable to, any person, other than rights to repurchase unvested shares, if any, that may be held by persons following exercise of employee stock options.

        Section 1.3 Boards of Directors and Committees; Section 14(f) of Exchange Act.

               (a) Promptly upon the purchase by Acquisition of Shares pursuant to the Offer and from time to time thereafter, if the Minimum Condition has been met, and subject to the second to last sentence of this Section 1.3(a), Parent shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Company Board as will give Parent representation on the Company Board equal to the product of the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.3) and the percentage that such number of Shares so purchased bears to the total number of outstanding Shares on a fully-diluted basis, and the Company shall use its best efforts to, upon request by Parent, promptly, at the Company's election, either increase the size of the Company Board or secure the resignation of such number of directors as is necessary to enable Parent's designees to be elected to the Company Board and to cause Parent's designees to be so elected. At such times, and subject to the second to last sentence of this
Section 1.3(a), the Company shall use its best efforts to cause the individuals designated by Parent to constitute the same percentage as is on the Company Board of (i) each committee of the Company Board (other than any committee of the Company Board established to take action under this Agreement), (ii) each Board of Directors of each subsidiary of the Company (subject to Applicable Law and except to the extent described in Section 1.3(a) of the Company Disclosure Schedule) and (iii) each committee of each such Board of Directors. Notwithstanding the foregoing, the Company shall use its best efforts to ensure that two of the members of the Company Board as of the date hereof (the "Continuing Directors") shall remain members of such Board until the Effective Time. If a Continuing Director resigns from the Company Board, Parent, Acquisition and the Company shall permit the remaining Continuing Director or Directors to appoint the resigning Director's successor who shall be deemed to be a Continuing Director.

               (b) The Company's obligation to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this
Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule.

               (c) Following the date of the election or appointment of Parent's designees to the Company Board pursuant to this Section 1.3 and prior to the Effective Time, if there shall be any Continuing Directors, any amendment of this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Acquisition or any waiver of any of the Company's rights hereunder or any other determination with respect to any action to be taken or not to be taken by the Company relating to this Agreement, will require the concurrence of a majority of such Continuing Directors.


                                    ARTICLE 2

                                   THE MERGER

               Section 2.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. Parent, as the sole stockholder of Acquisition, hereby approves the Merger and this Agreement.

               Section 2.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, a Certificate of Merger or Certificate of Ownership and Merger substantially in the form of Exhibit A (the "Certificate of Merger") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered for filing to the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time as Parent and the Company may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

               Section 2.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 6, at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104, unless another time, date or place is agreed to in writing by the parties hereto.

               Section 2.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges and powers of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

               Section 2.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with Applicable Law. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

               Section 2.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified or until such director's earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

               Section 2.7. Officers. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified or until such officer's earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

               Section 2.8.  Conversion of Shares.

               (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's subsidiaries and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the

Company or the holder thereof, be converted into and shall become the right to receive an amount in cash equal to the Offer Price, without interest (the "Merger Consideration").

               (b) At the Effective Time, each outstanding share of the common stock of Acquisition shall be converted into one share of common stock of the Surviving Corporation.

               (c) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no Merger Consideration shall be delivered with respect thereto.

               Section 2.9. Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Common Stock") in accordance with Section 262 of the DGCL, shall not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock shall be entitled to receive payment of the appraised value of such shares of Dissenting Common Stock in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock shall thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this
Section 2.12, if (i) the Merger is rescinded or abandoned or (ii) the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Common Stock pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent prompt notice of any demands received by the Company for appraisals of shares of Dissenting Common Stock. The Company shall not, except as required by applicable law or with the prior written consent of Parent, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

               Section 2.10. Exchange of Certificates.

               (a) From time to time following the Effective Time, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares for exchange in accordance with this Article 2, an amount of cash equal to the aggregate Merger Consideration then payable pursuant to
Section 2.8 (such amount of cash is hereinafter referred to as the "Exchange Fund"), in exchange for outstanding Shares.

               (b) Promptly after the Effective Time, but in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") and whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and
(ii) instructions for use in effecting surrender of the Certificates in exchange for Merger Consideration; provided, however, that such letter of transmittal shall be substantially in the form and substance of a letter of transmittal and instructions approved by the Company at or before the Closing, such approval not to be unreasonably withheld. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check representing the proper amount of Merger Consideration may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

               (c) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof the Merger Consideration; provided, however, that Parent or the Exchange Agent may, in its discretion, require the delivery of a reasonable and customary bond or indemnity.

               (d) If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

               (e) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of one hundred eighty
(180) days after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this
Article 2 shall thereafter look only to Parent as general creditors for payment of their claims for Merger Consideration.

               (f) Neither Parent nor Acquisition nor the Company shall be liable to any holder of Shares for any amount of cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

               Section 2.11. Assumed Stock Options.

               (a) At the Effective Time, each option to purchase Shares granted to employees of the Company under the Company's 1995 Employee and Consultant Stock Plan, 1996 Stock Option Plan, 1994 Employee and Consultant Stock Option Plan, 1998 Non-Qualified Stock Option Plan, 1996 Nonstatutory Employee and Consultant Stock Option Plan and Option Exchange Program (collectively, the "Assumed Option Plans" and individually as an "Assumed Option Plan"), which are then outstanding and unexercised, shall cease to represent a right to acquire Shares and shall be converted automatically into options to purchase shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock"), and Parent shall assume each such option (hereinafter, an "Assumed Option") subject to the terms of the applicable Assumed Option Plan, in each case as heretofore amended or restated, as the case may be, and the agreement evidencing the grant thereunder of such Assumed Option; provided, however, that from and after the Effective Time, (i) the number of shares of Parent Common Stock purchasable upon exercise of such Assumed Option shall be equal to the number of Shares that were purchasable under such Assumed Option immediately prior to the Effective Time multiplied by the Exchange Ratio (as defined below), and rounded down to the nearest whole share, and (ii) the per Share exercise price under each such Assumed Option shall be adjusted by dividing the per Share exercise price of each such Assumed Option by the Exchange Ratio, and rounding up to the nearest cent. In the case of any Assumed Options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), the exercise price, the number of shares of Parent Common Stock purchasable pursuant to such options and the terms and conditions of exercise of such options shall be determined in order to comply with Section 424(a) of the Code. The duration and other terms of the Assumed Option shall be the same as the original option except that all references to the Company shall be deemed to be references to Parent. The terms of each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Parent Common Stock on or subsequent to the Effective Time. The "Exchange Ratio" shall be equal to the ratio obtained by dividing the Offer Price by the closing price of one share of Parent Common Stock on the Nasdaq National Market on the trading day immediately preceding the Effective Time.

               (b) Parent shall reserve for issuance a sufficient number of Parent Common Stock for delivery upon the exercise of Assumed Options. As soon as practicable following the Effective Time, Parent shall take all action necessary to register the Parent Common Stock subject to the Assumed Options under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the "Securities Act") pursuant to a registration statement on Form S-8 (or any successor form) to the extent such registration is required under the Securities Act, and to cause the effectiveness of such registration statement or registration statements (and the current status of the prospectus or prospectuses contained therein) to be maintained for so long as the Assumed Options remain outstanding.

               (c) Notwithstanding the foregoing provisions of Sections 2.11(a) and (b), Parent and Acquisition agree that if Acquisition accepts Shares for purchase in the Offer, Parent and Acquisition shall not terminate this Agreement, and shall not take any action that would allow the Company to terminate this Agreement, until Parent has offered the holders of the Assumed Options the opportunity, after not less than five (5) business days notice, to have such Assumed Options assumed by Parent as contemplated by Sections 2.11(a) and (b); provided that, with respect to any assumption of such Assumed Options under this Section 2.11(c), all references to the Effective Time in Sections 2.11(a) and (b) (but nowhere else in this Agreement) shall instead refer to the date of such assumption. The provisions of this Section 2.11(c) are intended to be for the benefit of, and will be enforceable by, each holder of Assumed Options and the heirs and representatives of such person.

               (d) The parties acknowledge that upon the execution of this Agreement, each option to purchase Shares under the Company's 1995 Director Stock Option Plan shall immediately become fully vested and exercisable and shall remain exercisable until the Closing Date and, following such Closing Date, such options shall expire and terminate and be of no further force or effect.

               (e) With respect to the Company's 1995 Employee Stock Purchase Plan (the "ESPP"), the Offering Period (as defined in the ESPP) which is in effect as of the date hereof (or, if the Closing Date shall occur during an Offering Period which shall have commenced following the Offering Period in effect as of the date hereof, such subsequent Offering Period) shall be shortened such that the New Exercise Date (as defined in the ESPP) shall be the Closing Date. The Company shall provide notice of such New Exercise Date to participants in the ESPP in accordance with the terms of the ESPP.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company to Parent in accordance with Section 5.9 (which exceptions shall specifically identify a Section or subsection, as applicable, to which such exception relates) that:

               Section 3.1. Organization and Qualification; Subsidiaries; Investments.

               (a) Section 3.1(a) of the Company Disclosure Schedule sets forth a true and complete list of all the Company's directly and indirectly owned subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore made available to Parent accurate and complete copies of the certificate of incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Company and each of its subsidiaries. Section 3.1(a) of the Company Disclosure Schedule specifically identifies each subsidiary of the Company that contains any material assets or through which the Company conducts any material operations.

               (b) The Company and its subsidiaries are duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect on the Company" means any circumstance, change in, or effect on the Company and its subsidiaries, taken as a whole, that is, or is reasonably likely in the foreseeable future to be, materially adverse to the operations, financial condition, earnings or results of operations, or the business (financial or otherwise), of the Company and its subsidiaries, taken as a whole, provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Company: (i) a change in the market price or trading volume of the Company Common Stock, (ii) conditions affecting the wireless communications components industry as a whole, (iii) a failure by the Company to meet internal earnings or revenue projections or the earnings or revenue projections of equity analysts, provided that, except for the matters described in item 3.5 of Section
3.8 of the Company Disclosure Schedule, this Section 3.1(b)(iii) shall not exclude any underlying change, effect, event, occurrence, state of facts or developments that in and of itself, without reference to its impact on such projections, would constitute a Material Adverse Effect on the Company and that resulted in such failure to meet such projections; (iv) any disruption of customer or supplier relationships arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the execution and announcement of this Agreement or to the identity of Parent; or
(v) the termination of the ASIC Patent License Agreement dated as of October 3, 1995 by and between the Company and Qualcomm Incorporated, a Delaware corporation ("Qualcomm"), by Qualcomm.

               (c) Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of Five Hundred Thousand Dollars ($500,000) or more or that represents a five percent (5%) or greater ownership interest in the subject of such investment made by the Company or any of its subsidiaries in any person other than the Company's subsidiaries ("Other Interests"). The Other Interests are owned by the Company, by one or more of the Company's subsidiaries or by the Company and one or more of its subsidiaries, in each case free and clear of all Liens (as defined in Section 3.2).

               (d) The Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Exchange Act.

               Section 3.2. Capitalization of the Company and its Subsidiaries.

               (a) The authorized capital stock of the Company consists of 110,000,000 Shares, of which, as of the close of business on October 13, 1999, 41,028,672 Shares were issued and outstanding (of which 644,100 are held in treasury by the Company's European subsidiary) and 5,000,000 shares of preferred stock, par value $0.001 per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of the close of business on October 13, 1999, approximately 9,742,570 Shares were reserved for issuance and, as of the close of business on October 13, 1999, 7,762,336 Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options. For purposes hereof, "Company Stock Option" means any option, warrant or other right to purchase Shares. Between the close of business on October 1, 1999 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date and, between the close of business on October 1, 1999 and the date hereof, no stock options have been granted, except as set forth in
Section 3.2(a) of the Company Disclosure Schedule. Except as set forth above or in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of the Company, (iii) no options, preemptive or other rights to acquire from the Company or any of its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). As of the date hereof, there are no outstanding rights or obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. The Company has not voluntarily accelerated the vesting of any Company Stock Options as a result of the Offer or the Merger or any other change in control of the Company.

               (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as a matter of Applicable Law). Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, any directors qualifying shares issued by a foreign subsidiary of the Company to any director of such subsidiary are beneficially owned by the Company or another subsidiary of the Company. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for, or other rights to acquire from the Company or any of its subsidiaries, any capital stock or other ownership interests in or any other securities of any subsidiary of the Company, and there exists no other contract, understanding, arrangement or obligation

(whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. With respect to any exception to ownership set forth in Section 3.2(b) of the Company Disclosure Schedule, the schedule completely and correctly identifies the record and the beneficial owner of any such shares, whether such record or beneficial owner is an employee, agent or affiliate of the Company, and any agreement, arrangement or understanding, whether written or oral, with respect to such ownership. With respect to any exception to the contractual obligations of the Company set forth in Section 3.2(b) of the Company Disclosure Schedule, the schedule completely and correctly identifies the parties to such obligations and the nature of any relationship of such party or any third party beneficiary of such obligations to the Company and any agreement, arrangement or understanding, whether written or oral, with respect to such relationship. For purposes of this Agreement, "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in Section 3.14 of the Company Disclosure Schedule or that are otherwise not material, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated by Applicable Law, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

               Section 3.3. Authority Relative to this Agreement;
Recommendation.

               (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement, to perform its obligations under this Agreement and the Stock Option Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company Board, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Stock Option Agreement, or to consummate the transactions contemplated hereby or thereby, except the approval of this Agreement by the holders of a majority of the outstanding Shares. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition, constitute the valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

               (b) Without limiting the generality of the foregoing, the Board of Directors of the Company has unanimously (i) approved this Agreement, the Stock Option Agreement, the Offer, the Merger and the other transactions contemplated hereby, (ii) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders, and (iii) has not withdrawn or modified such approval or resolution to recommend (except as otherwise permitted in this Agreement).

               Section 3.4. SEC Reports; Financial Statements.

               (a) The Company has filed all required forms, reports and documents (the "Company SEC Reports") with the SEC since January 1, 1998, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, except as set forth in Section 3.4 of the Company Disclosure Schedule. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated balance sheets of the Company and its consolidated subsidiaries as of the dates thereof and their statements of operations, statements of stockholders' equity and statements of cash flows for the periods then ended. Notwithstanding the foregoing, the Company shall not be deemed to be in breach of any of the representations or warranties in this Section 3.4(a) as a result of any changes to the Company SEC Reports that the Company may make in response to comments received from the SEC on the Proxy Statement (as defined in Section 3.5).

               (b) The Company has heretofore made, and hereafter will make, available to Acquisition or Parent a complete and correct copy of any amendments or modifications to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Exchange Act.

               Section 3.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement insofar as it relates to the meeting of the Company's stockholders to vote on the Merger will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition that is contained in or omitted from the Proxy Statement.

               Section 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any filings under similar merger notification laws or regulations of foreign Governmental Entities (as defined below), including filings with the Office of the Chief Scientist of the Israeli Ministry of Trade & Industry (the "OCS") and the Investment Center of the Ministry of Finance of the State of Israel, and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to and no material permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity"), including the OCS, is necessary for the execution and delivery by the Company of this Agreement or the Stock Option Agreement or the consummation by the Company of the transactions contemplated hereby or thereby. Neither the execution, delivery and performance of this Agreement or the Stock Option Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (b) except as set forth in Section 3.6 of the Company Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract (including any material Supply Contract), agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties and assets is bound or (c) except as set forth in Section 3.6 of the Company Disclosure Schedule, violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets.

               Section 3.7. No Default. Except as set forth in Section 3.7 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any material note, bond, mortgage, indenture, lease, license, contract (including any material Supply Contract), agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which it or any of its properties and assets is bound or (iii) any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets.

               Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities or obligations incurred after June 30, 1999 in the ordinary course of business, consistent with past practice, no one or group of which, taken together, constitutes a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in
Section 3.8 of the Company Disclosure Schedule, since June 30, 1999, there have been no events, changes or effects with respect to the Company or its subsidiaries that, individually or in the aggregate, have had or reasonably would be expected to have, a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section
3.8 of the Company Disclosure Schedule, since June 30, 1999, the Company and its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its subsidiaries, not covered by insurance; (ii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries (other than wholly-owned subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries; (iii) amendment of any material term of any outstanding security of the Company or any of its subsidiaries; (iv) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (v) creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices; (vi) loan, advance or capital contributions made by the Company or any of its subsidiaries to, or investment in, any person other than (1) loans or advances to employees in connection with business-related expenses incurred in the ordinary course of business consistent with past practices, (2) loans made to employees consistent with past practices that are not in the aggregate in excess of Two Hundred Thousand Dollars ($200,000), and (3) loans, advances or capital contributions to or investments in wholly-owned subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (vii) transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition (by sale, license or otherwise) or disposition (by sale, license or otherwise) of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract, agreement or other right, in any such case, material to the Company and its subsidiaries, taken as a whole; (viii) any exclusive license, distribution, marketing, sales or other agreement entered into or any agreement to enter into any exclusive license, distribution, marketing, sales or other agreement; or (ix) change by the Company or any of its subsidiaries in any of its accounting principles, practices or methods. Since June 30, 1999, except as disclosed in the Company SEC Reports filed prior to the date hereof or in Section 3.8 of the Company Disclosure Schedule or increases in the ordinary course of business consistent with past practices, there has not been any increase in the compensation payable or that could become payable by the Company or any of its subsidiaries to (a) officers of the Company or any of its subsidiaries or (b) any employee of the Company or any of its subsidiaries whose annual cash compensation is One Hundred Thousand Dollars ($100,000) or more.

               Section 3.9. Litigation. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person that is material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as publicly disclosed by the Company in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

               Section 3.10. Compliance with Applicable Law. Except as publicly disclosed, to a reasonable degree of specificity, by the Company in the Company SEC Reports or in Section 3.10 of the Company Disclosure Schedule, the Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"). Except as publicly disclosed, to a reasonable degree of specificity, by the Company in the Company SEC Reports, the Company and its subsidiaries are in material compliance with the terms of the Company Permits. Except as publicly disclosed, to a reasonable degree of specificity, by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries have been and are being conducted in material compliance with all material Applicable Laws, other than (x) labor, employment and employee benefit laws which are the subject of Section 3.11 and 3.12, (y) environmental laws which are the subject of Section 3.13 and (z) Taxes which are the subject of Section 3.14. Except as publicly disclosed by the Company in the Company SEC Reports, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

               Section 3.11.  Employee Benefits.

               (a) For purposes of this Agreement, "Compensation and Benefit Plans" means, collectively, each written bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy or arrangement, that covers employees or directors of the Company or any of its subsidiaries, or pursuant to which former employees or directors of the Company or any of its subsidiaries are entitled to current or future benefits. To the knowledge of the Company, there are no oral Compensation and Benefit Plans to which the Company is a party. The Company has made available to Parent copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Compensation and Benefit Plans maintained, or contributed to, by the Company or of its subsidiaries or any person that, together with the Company and its subsidiaries, is treated as a single employer under Section 414(b), (c),
(m) or (o) of the Code (the Company and each such other person, a "Commonly Controlled Entity") for the benefit of any current employees, officers or directors of the Company or any of its subsidiaries. The Company has also made available to Parent true, complete and correct copies of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan (if any such report was required), (ii) the most recent summary plan description for each Compensation and Benefit Plan for which such summary plan description is required and (iii) each trust agreement and group annuity contract related to any Compensation and Benefit Plan. Each Compensation and Benefit Plan has been administered in all material respects in accordance with its terms. Neither the Company nor any Commonly Controlled Entity maintains or has ever maintained a "defined benefit plan" (as defined in Section 415 of the Code). Each of Company's subsidiaries and all the Compensation and Benefit Plans are all in compliance with applicable provisions of ERISA and the Code. Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and correct list of all Compensation and Benefit Plans.

               (b) The Company and its subsidiaries have performed in all material respects their obligations under each Compensation and Benefit Plan; each Compensation and Benefit Plan and each trust or other funding medium, if any, established in connection therewith has at all times been established, maintained and operated in material compliance with its terms and the requirements prescribed by Applicable Law, including ERISA and the Code.

               (c) With respect to those Pension Plans that are intended to be qualified under Section 401(a) of the Code, except as set forth in Section 3.11(c) of the Company Disclosure Schedule, each such Pension Plan has been the subject of a determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would materially adversely affect its qualification or materially increase its costs.

               (d) At all times on and after the effective date of ERISA, neither Company nor any of its subsidiaries nor any entity which is under "common control" with the Company (within the meaning of Section 4001 of ERISA) has maintained, contributed to or otherwise had any obligation with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

               (e) Except as provided in Section 3.11(e) of the Company Disclosure Schedule, there are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, administrative or other proceedings pending or, to the knowledge of Company, threatened, anticipated or expected to be asserted with respect to any Compensation and Benefits Plan or any related trust or other funding medium thereunder or with respect to Company or its subsidiaries, as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.

               (f) No Compensation and Benefit Plan maintained by Company or its subsidiaries or any related trust or other funding medium thereunder or any fiduciary thereof is, to the knowledge of Company, the subject of a material audit, investigation or examination by an governmental or quasi-governmental agency.

               (g) Except as provided in Section 3.11(g) of the Company Disclosure Schedule, (i) no "reportable event" (as such term is used in Section 4043 of ERISA) or "prohibited transaction" (as such term is used in Section 4975 of the Code and/or Section 406 of ERISA), has occurred with respect to any Compensation and Benefit Plan established or maintained by Company or its subsidiaries primarily for the benefit of participants employed within the United States; (ii) neither Company nor its subsidiaries has any commitment, intention or understanding to create, terminate or adopt any Compensation and Benefit Plan that would result in any additional liability to Parent, the Company or its subsidiaries; and (iii) since the beginning of the current fiscal year of any Compensation and Benefit Plan, no event had occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining such Compensation and Benefit Plan maintained by Company, and its subsidiaries from the level of benefits or expense incurred for the most recently completed fiscal year of such Compensation and Benefit Plan.

               (h) Section 3.11(h) of the Company Disclosure Schedule lists all outstanding Company Stock Options as of the date hereof, identifying for each such option: (i) the holder of such option and such holder's relationship to the Company, (ii) the number of shares issuable, (iii) the number of vested shares,
(iv) the date of expiration and (v) the exercise price.

               (i) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made.

               (j) Except as provided by this Agreement or in Section 3.11(j) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not (either along with or upon the occurrence of any additional or subsequent events) constitute an event under any Compensation and Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee or director of the Company, or its subsidiaries, whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code).

               (k) With respect to each Compensation and Benefit Plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "Foreign Plans"), are listed on Section 3.11(k) of the Company Disclosure Schedule. As regards each such Foreign Plan:

                      (i) Each of the Foreign Plans is in compliance in all material respects with the provisions of the laws of each jurisdiction in which each such Foreign Plan is maintained, to the extent those laws are applicable to the Foreign Plans;

                      (ii) All contributions to, and payments from, the Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Effective Date. All such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the balance sheet included in the most recently filed Company SEC Report;

                      (iii) All material reports, returns and similar documents, if any, with respect to any Foreign Plan required to be filed with any governmental body or distributed to any Foreign Plan participant have been duly and timely filed or distributed or will be filed or distributed by the Closing Date, and all of the Foreign Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Foreign Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Foreign Plan;

                      (iv) Each of the Foreign Plans has been administered at all times, and in all material respects, in accordance with its terms. To the knowledge of Company, there are no pending investigations by any governmental body involving the Foreign Plans, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; and

                      (v) The consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any material liability with respect to any Foreign Plan other than the triggering of payment to participants.

               (l) Each Compensation and Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and all other applicable laws. All amendments and actions required to bring each of the Compensation and Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time and are disclosed Section 3.11(l) of the Company Disclosure Schedule or will be provided to Parent within fourteen (14) days of the date hereof.

               (m) Except as disclosed in Section 3.11(m) of the Company Disclosure Schedule, each group medical plan sponsored by the Company or its subsidiaries materially complies with the Medicare Secondary Payor Provisions of
Section 1826 (b) of the Social Security Act, and the regulations promulgated thereunder.

               (n) The Surviving Corporation, the Company and its subsidiaries may terminate or amend any Compensation and Benefit Plan maintained by the Company or its subsidiaries or may cease contributions to any such Compensation and Benefit Plans without incurring any material liability other than a benefit liability accrued in accordance with the terms of such Compensation and Benefit Plan immediately prior to such amendment, termination or ceasing of contributions.

               (o) Neither the Company nor any of its subsidiaries maintained any Compensation and Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of
Section 601 of ERISA and section 4980B(b) of the Code and the Company and its subsidiaries are not subject to any liability, including additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation.

               (p) Neither the Company nor any of its subsidiaries has incurred, nor does the Company reasonably expect either it or any subsidiary to incur, any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 501(i) or (1) of ERISA;

               (q) Neither the Company nor any of its subsidiaries has incurred any liability for any tax, excise tax, penalty or fee with respect to any Compensation and Benefit Plan, including taxes arising under Section 4971 through 4980B of the Code and civil liability under Section 501(i) or (l) of ERISA, and no event has occurred and no circumstance has existed that could give rise to any such liability.

               (r) No insurance policy nor any other contract or agreement affecting any Compensation and Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

               Section 3.12 Labor and Employment Matters. Except as set forth on
Section 3.12 of the Company Disclosure Schedule:

               (a) No collective bargaining agreement exists that is binding on the Company or any of its subsidiaries, and the Company has not been officially apprised that any petition has been filed or proceeding instituted by an employee or group of employees of the

Company, or any of its subsidiaries, with the National Labor Relations Board seeking recognition of a bargaining representative.

               (b) (i) There is no labor strike, dispute, slow down or stoppage pending or threatened against the Company or any of its subsidiaries; and

                      (ii) Neither the Company nor any of its subsidiaries has received any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of their respective employees.

               (c) All individuals who are performing consulting or other services for the Company or any of its subsidiaries are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Closing Date, will qualify for such classification.

               (d) The Company has previously delivered to Parent a list (it being agreed that the Company will update and correct such list and deliver it to Parent, if necessary to make such list accurate, within five (5) business days of the date hereof) of the name of each officer, employee and consultant of the Company or any of the Company's subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, as of the date hereof, the Company has not received any information that would lead it to believe that any such person will or may cease to be engaged by the Company or such subsidiary for any reason, including because of the consummation of the transactions contemplated by this Agreement.

               (e) The Company and each of its subsidiaries is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees.

               (f) The Company and each of its subsidiaries has in all material respects withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

               (g) There are no pending or, to the Company's knowledge, threatened claims or actions against the Company or any of its subsidiaries under any worker's compensation policy or long-term disability policy.

               Section 3.13. Environmental Laws and Regulations.

               (a) The term "Environmental Laws" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (i) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (iii) the health or safety of employees in the workplace, (iv) protecting or restoring natural resources or (e) the environment. The term "Hazardous Material" means
(1) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, (6) any material regulated as a medical waste, (7) lead containing paint, (8) radioactive materials and (9) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company or any of its subsidiaries is a party.

               (b) During the period of ownership or operation by the Company and its subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release, except in each case for those which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. There have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation or lease, except in each case for those which, individually on in the aggregate, would not have a Material Adverse Effect on the Company. Since January 1, 1998, neither the Company nor any of its subsidiaries has received any written notice of, or entered into any order, settlement or decree relating to: (i) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or (ii) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any subsidiary's properties. There have been no violations of any Environmental Laws by the Company or any subsidiary which violations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

               (c) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that constitute a violation by the Company or any of its subsidiaries of, or are reasonably likely to prevent or interfere with the Company's or any of its subsidiaries' future compliance with, any Environmental Laws, other than any of the foregoing that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

               Section 3.14. Taxes.

               (a) Definitions. For purposes of this Agreement:

                      (i) the term "Code" means the Internal Revenue Code of 1986, as amended;

                      (ii) the term "Tax" (including "Taxes") means all taxes, charges, fees and other like assessments payable to any Governmental Entity, including, without limitation, federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; and

                      (iii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document filed or required to be filed with any Governmental Entity with respect to Taxes.

               (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, the Company and its subsidiaries have duly and timely filed all Tax Returns required to be filed; and such Tax Returns are complete and accurate and correctly reflect the Tax liability required to be reported thereon. Such Tax Returns do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

               (c) The Company and its subsidiaries have paid or adequately provided in the financial statements included in the SEC Reports for all Taxes (whether or not shown on any Tax Return) accrued through the date of such Company SEC Reports; all Taxes the Company and its subsidiaries accrued following the end of the most recent period covered by the Company SEC Report have been accrued in the ordinary course of business of the Company and each such subsidiary and have been paid when due in the ordinary course of business; and no material election has been made with respect to Taxes of the Company or its subsidiaries in any Tax Returns that have not been provided to Parent.

               (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, no material claim for assessment or collection of Taxes is presently being asserted against the Company or its subsidiaries and neither the Company nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened action, proceeding or investigation.

               (e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

               (g) Except as set forth in Section 3.14(g) of the Company Disclosure Schedule, there is currently no limitation on the utilization of net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder.

               (h) Except as set forth in Section 3.14(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed to, or is required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method.

               (i) Neither the Company nor any of its subsidiaries are "consenting corporations" within the meaning of Section 341(f)(1) of the Code.

               Section 3.15. Intellectual Property.

               (a) Section 3.15(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others, by the Company or any of its subsidiaries, a complete and accurate list of all United States and foreign (i) patents and patent applications; (ii) Trademark registrations and applications and material unregistered Trademarks; and (iii) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether registered or unregistered), trade names and designs, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, renewals and applications for any of the foregoing) (collectively "Patents"); copyrights (including any registrations and applications therefor and whether registered or unregistered) (collectively, "Copyrights"); computer software; databases; works of authorship; mask works; trade secrets and, to the extent protectible as a matter of law, other confidential information, technology; know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

               (b)    Trademarks.

                      (i) All Trademark registrations are currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority and enforceability of the Trademark in question.

                      (ii) No registered Trademark has been within the last three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

                      (iii) Except as set forth in Section 3.15(b)(iii) of the Company Disclosure Schedule, to the Company's knowledge, there has been no prior use of any material Trademark by any third party that confers upon said third party superior rights in any such Trademark.

                      (iv) Except as set forth in Section 3.15(b)(iv) of the Company Disclosure Schedule, the Company and its subsidiaries have adequately policed the Trademarks against third party infringement, and the Trademarks registered in the United States have been continuously used by the Company or one of its subsidiaries since the date set forth in, the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or renewal certificates, as the case may be.

               (c)    Patents.

                      (i) All issued Patents are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Patent in question.

                      (ii) Except as set forth in Section 3.15(c)(ii) of the Company Disclosure Schedule, no Patent has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. To the Company's knowledge, except as set forth in
Section 3.15(c)(ii) of the Company Disclosure Schedule, no such action has been threatened within the one (1)-year period prior to the date of this Agreement.

                      (iii) To the Company's knowledge, there is no patent or patent application of any person that invalidates any claim the Company or any of its subsidiaries has in any issued Patent.

               (d)    Trade Secrets.

                      (i) The Company and each of its subsidiaries have taken reasonable steps in accordance with normal industry practice to protect their respective rights in confidential information and Trade Secrets.

                      (ii) Without limiting the generality of Section 3.15(d)(i), except as set forth on Section 3.15(d)(ii) of the Company Disclosure Schedule and except as would not be materially adverse to the Company and its subsidiaries, taken as a whole, or its business, the Company and each of its subsidiaries enforces a policy of requiring each relevant employee, consultant and contractor to execute agreements that contain provisions designed to prevent unauthorized disclosure of the Company's confidential information and Trade Secrets. With respect to employees, such agreements are substantially in the Company's standard forms and also assign to the Company or such subsidiary, as the case may be, all rights to any Intellectual Property relating to the Company's or such subsidiary's business that is developed by the employee in the course of his or her activities for the Company or any of its subsidiaries or is developed during working hours using the resources of the Company or any such subsidiary. With respect to contractors and consultants, the agreements either assign all Intellectual Property Rights developed pursuant to the agreement or license such rights on agreed-upon terms. Except under confidentiality obligations, to the Company's knowledge, there has been no disclosure by the Company or any subsidiary of material confidential information or Trade Secrets.

               (e)    License Agreements.

                      Section 3.15(e)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company or any of its subsidiaries any material right to use or practice any rights under any Intellectual Property other than software commercially available on standard terms for a license fee of no more than One Hundred Thousand Dollars ($100,000) (collectively, the "Inbound License Agreements"), indicating for each the title and the parties. Section 3.15(e)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company or any of its subsidiaries licenses software or grants other rights in to use or practice any rights under any Intellectual Property, excluding licenses to customers that in the twelve-month period prior to the date hereof have purchased or licensed products for which the total payments to the Company and its subsidiaries did not exceed One Hundred Thousand Dollars ($100,000) and otherwise are not material to the Company (collectively, the "Outbound License Agreements"), indicating for each the title and the parties thereto. Except as set forth in Section 3.15(e) of the Company Disclosure Schedule, there is no material outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

               (f) Ownership; Sufficiency of IP Assets. Except as set forth in
Section 3.15(f) of the Company Disclosure Schedule, the Company or one of its subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its Intellectual Property used in its business. The Intellectual Property identified in Section 3.15(a) of the Company Disclosure Schedule, together with the Company's and its subsidiaries' unregistered copyrights, mask works and Trade Secrets and the Company's and such subsidiaries' rights under the licenses granted to the Company or any of its subsidiaries under the Inbound License Agreements, constitute, except as set forth in Section 3.15(f) of the Company Disclosure Schedule, all the material Intellectual Property rights used in the operation of the Company's and its subsidiaries' businesses as they are currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Effective Time in substantially the same manner as such businesses have been operated by the Company and its subsidiaries prior thereto.

               (g) Protection of IP. The Company has taken reasonable steps to protect the Intellectual Property of the Company and its subsidiaries.

               (h) No Infringement by the Company. Except as set forth on
Section 3.15(h) of the Company Disclosure Schedule, to the Company's knowledge, the products used, manufactured, marketed, sold or licensed by the Company and its subsidiaries, and all Intellectual Property used in the conduct of the Company's and its subsidiaries' businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable Intellectual Property rights owned or controlled by any third party.

               (i) No Pending or Threatened Infringement Claims. Except and to the extent publicly disclosed in the Company SEC Reports or in Section 3.15(i) of the Company Disclosure Schedule, no litigation is now or, within the three
(3) years prior to the date of this Agreement, was pending and, to the Company's knowledge, no notice or other claim in writing has been received by the Company within the one (1) year prior to the date of this Agreement, (i) alleging that the Company any of its subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to the Company. Except as specifically disclosed in one or more subsections of this Section 3.15 of the Company Disclosure Schedules, no Intellectual Property (y) that is owned by the Company or any of its subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use, sale, transfer, assignment or licensing thereof by the Company or any such subsidiary, except as may be specifically provided in any such Outbound License Agreement, or (z) that is the subject of an Inbound License Agreement is, to the knowledge of the Company, subject to any outstanding judgment, decree, stipulation or agreement restricting the use, sale, transfer, assignment or licensing thereof by the Company or any of its subsidiaries, except as provided in the Inbound License Agreements.

               (j) No Infringement by Third Parties. Except as and to the extent publicly disclosed in the Company SEC Reports or as set forth in Section 3.15(j) of the Company Disclosure Schedule, to the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or exclusively licensed to the Company or any of its subsidiaries, and no such claims have been brought against any third party by the Company or any of its subsidiaries which are now pending or which have been pending in the last five (5) years.

               (k) Assignment; Change of Control. Except as set forth in Section 3.15(k) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property or their respective rights under any Inbound License Agreement or Outbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

               (l) Software. To the knowledge of the Company, the Software owned or purported to be owned by the Company or any of its subsidiaries (the "Company Software"), was either (i) developed by employees of the Company or any of its subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or any of its subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or a subsidiary from a third party. To the knowledge of the Company, except as set forth in
Section 3.15(l) of the Company Disclosure Schedule, the Company Software does not contain any programming code, documentation, tools or other materials or development environments that embody Intellectual Property rights of any person other than the Company or any of its subsidiaries, except for such materials, tools, documentation or development environments obtained by the Company or any of its subsidiaries from other persons who (y) make such materials or development environments generally available on standard commercial terms or (z) who have licensed the Company or its subsidiaries the right to include such materials, tools, documentation and development environments in the Company Software. For purposes of this Section 3.15(l), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

               (m) Performance of Existing Software Products. To the knowledge of the Company, except as set forth in Section 3.15(m) of the Company Disclosure Schedule, the Company's and its subsidiaries' existing and currently manufactured and marketed Software products listed and described on Section 3.15(m) of the Company Disclosure Schedule perform in all material respects, free of significant bugs, viruses or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of the Company or any of its subsidiaries on which such customers relied when licensing or otherwise acquiring such products.

               (n) Documentation. Except as set forth in Section 3.15(n) of the Company Disclosure Schedule, the Company and its subsidiaries have taken reasonable actions customary in the software industry to document the Company Software and its operation, such that the Company Software, including the source code and documentation, have been written so that they may be reasonably understood, modified and maintained by reasonably competent programmers.

               (o)    Year 2000 Capability.

                      (i) Except as set forth in Section 3.15(o) of the Company Disclosure Schedule, all of the Company's and its subsidiaries' material products (including products currently under development) will record, store, process and calculate and present calendar dates falling on and after December 31, 1999, and will calculate any information dependent on or relating to such dates and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Capable"). Except as set forth in
Section 3.15(o) of the Company

Disclosure Schedule, (i) all of the Company's and its subsidiaries' material products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1999; and (ii) , to the knowledge of the Company, all of the Company's and its subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Company's and its subsidiaries' businesses (collectively, the "Business Systems"), that constitutes any material part of, or is material to the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company and its subsidiaries, including its accounting systems, are Year 2000 Capable. Except as set forth on Section 3.15(o) of the Company Disclosure Schedule, the current versions of the Company Software may be used prior to, during and after December 31, 1999, such that such Company Software will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

                      (ii) Except as set forth on Section 3.15(o) of the Company Disclosure Schedule, the Company's material products and, to the Company's knowledge, the conduct of the Company's business with its material customers and suppliers will not be materially adversely affected by the failure of such products, or the failure of the products and Software of the Company's customers and suppliers, to be Year 2000 Capable. Except as set forth on Section 3.15(o) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is reasonably likely to incur material expenses arising from or relating to the failure of any of its products or, to the knowledge of the Company, its Business Systems (including all products sold on or prior to the date hereof) as a result of the failure of such products or services to be Year 2000 Capable.

               (p) Foundry Relationships. Section 3.15(p) of the Company Disclosure Schedule sets forth a complete and correct description of each and every (i) foundry relationship, wafer or digital signal processor manufacturing and fabricating agreement, understanding or commitment, and (ii) integrated circuit die or device purchase, supply or service agreement, understanding or commitment, used by or in connection with the Company's business, in whole or in part, whether written or oral (the "Supply Contracts"). The Company has delivered to Parent a correct and complete copy of each written Supply Contract and provided a written summary of each material oral Supply Contract. There are no fees, penalties, price uplifts, shortfall payments, bill backs or other amounts outstanding under such Supply Contracts. The quantities available for purchase under each written Supply Contract are as stated on the face of such Supply Contract and are summarized in Section 3.15(p) of the Company Disclosure Schedule. Each manufacturing or service site that requires qualification under the terms of a Supply Contract is qualified, and no unresolved differences with respect to product or process specifications remains outstanding. All manufacturing or service terms and conditions are as they appear to be on the face of the written Supply Contracts. The Company has not received any written or oral notice from the other party to any Supply Contract, or from any other supplier to the Company, to the effect that such party will not accept purchase orders from the Company on such terms, conditions and quantities consistent with past practices. Prices required to be paid for products or services under such Supply Contract are summarized on Section 3.15(p) of the Company

Disclosure Schedule. Except as set forth in Section 3.15(p) of the Company Disclosure Schedule, no condition exists that permit a termination or a material change of such Supply Contracts by the other party under such Supply Contract.
Section 3.15(p) of the Company Disclosure Schedule sets forth correct and complete information regarding wafer starts, applicable lead times and cancellation provisions for all products in production as of the date hereof.
Section 3.15(p) of the Company Disclosure Schedule sets forth correct and complete manufacturing information since January 1, 1998 regarding yields under the Supply Contracts.

               Section 3.16. Insurance. Except as set forth in Section 3.16 of the Company Disclosure Schedule, each of the Company and its subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are customarily insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full or are being paid under an installment program. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

               Section 3.17. Certain Business Practices. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds of the Company or any of its subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) caused the Company or any of its subsidiaries to make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) caused the Company or any of its subsidiaries to make any other unlawful payment.

               Section 3.18. Product Warranties. Section 3.18 of the Company Disclosure Schedule sets forth a list of all agreements which contain the written product warranties given by the Company or any of its subsidiaries and currently in effect with respect to its products. There have not been any material deviations from such warranties and guaranties, and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties materially in excess of such warranties or guaranties. Neither the Company nor any of its subsidiaries has made any material oral warranty or guaranty with respect to its products not described on such schedule.

               Section 3.19. Suppliers and Customers. The documents and information supplied by the Company to Parent or any of its representatives in connection with this

Agreement with respect to relationships and volumes of business done with its significant suppliers and customers are accurate in all material respects.
Section 3.19 of the Company Disclosure Schedule sets forth the names of the twenty-five (25) largest customers (based on revenues) and the ten (10) largest suppliers (based on payables) of the Company and its subsidiaries during the last twelve (12) months ended September 30, 1999. During the last twelve (12) months, the Company has received no notices of termination or written threats of termination from any of the ten (10) largest suppliers or the twenty-five (25) largest customers of the Company and its subsidiaries.

               Section 3.20. Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the Company's capital stock necessary to approve the Merger and adopt this Agreement.

               Section 3.21. Opinion of Financial Advisor. The Fairness Opinion has not been withdrawn, revoked or modified. A true and complete copy of such opinion has been delivered to Parent.

               Section 3.22. Brokers. No broker, finder or investment banker (other than as set forth in Section 3.22 of the Company Disclosure Schedule), true and correct copies of whose engagement agreements have been provided to Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

               Section 3.23. Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") is applicable to the Company, the Shares, the Offer, the Merger or any of the other transactions contemplated by this Agreement. The Company represents that the restrictions on "business combinations" contained in
Section 203 of the DGCL are inapplicable to the transactions contemplated by this Agreement provided that such transactions are consummated in accordance with the terms hereof.

               Section 3.24. Grants, Incentives and Subsidies. Section 3.24 of the Company Disclosure Schedule provides a complete list of all outstanding grants, incentives and subsidies (collectively, "Grants") from the Government of the State of Israel or any agency thereof, or from any foreign governmental or administrative agency, to the Company, including grants from the OCS. Section
3.24 of the Company Disclosure Schedule includes the aggregate amounts of each Grant, and the aggregate outstanding obligations thereunder of the Company with respect to royalties, or the outstanding amounts to be paid by the OCS to the Company and the composition of such obligations or amount by the product or product family to which it relates. Except as disclosed in Section 3.24 of the Company Disclosure Schedule, the Company and each of its subsidiaries are in compliance with the terms and conditions of their respective Grants and have duly fulfilled all the undertakings relating thereto. Except as set forth in
Section 3.24 of the Company Disclosure Schedule, (i) no funds need to be paid,
(ii) no filings, permits, authorizations, consents or approvals are required, or
(iii) no adverse consequence will result from the transfer or continuation of the Grants as result of, or in connection with, the consummation of either the Offer or the Merger. Except as set forth in Section 3.24 of the Company Disclosure Schedule, there are no restrictions on the use, transfer or licensing of any Intellectual Property connected with or associated with any of the above rights, incentives or subsidies as a result of, or in connection with, the consummation of either the Offer or the Merger.

               Section 3.25. Representations Complete. To the knowledge of the Company, none of the representations or warranties made by the Company in this Agreement nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their proxy or consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

               Parent and Acquisition, jointly and severally, hereby represent and warrant to the Company as follows:

               Section 4.1. Organization.

               (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and bylaws as currently in full force and effect, of Parent and Acquisition. Parent owns all of the issued and outstanding capital stock of Acquisition.

               (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. When used in connection with Parent or its subsidiaries (including Acquisition), the term "Material Adverse Effect on Parent" means any circumstance, change in or effect on (or circumstance, change in, or effect involving a prospective change on) Parent and its subsidiaries, taken as a whole, that materially and adversely affects the ability of Parent and/or Acquisition to consummate the Offer or the Merger.

               Section 4.2. Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

               Section 4.3. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in the Offer Documents or the Proxy Statement will at the date mailed to stockholders and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. Notwithstanding the foregoing, neither Parent nor Acquisition makes any representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company that is contained in or omitted from the Proxy Statement.

               Section 4.4. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities, including filings with the OCS, and the filing and recordation of the Certificate of Merger as required under the DGCL, no material filing with or notice to, and no material permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties and assets is bound or (c) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets.

               Section 4.5. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent threatened, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

               Section 4.6. Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

               Section 4.7. Financing. Parent and Acquisition have available (through cash on hand and existing credit arrangements or otherwise) all the funds necessary for the acquisition of all Shares and to perform their respective obligations under this Agreement, including the payment in full for all Shares validly tendered or outstanding as of the Effective Time and the payment of all fees and expenses related to the transactions that are contemplated hereby, required to be paid by them hereunder.

               Section 4.8. Ownership of the Company. As of the date hereof, neither Parent nor Acquisition, nor any subsidiary of Parent, is the beneficial owner of any shares of Company Common Stock.

               Section 4.9. Acquisition's Operations. Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.


                                    ARTICLE 5

                                    COVENANTS

               Section 5.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will and will cause each of its subsidiaries to (a) conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, and (b) use all commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or in Section 5.1 of the Company Disclosure Schedule or as required by Applicable Law, prior to the Effective Time, neither the Company nor any of its subsidiaries shall, without the prior written consent of Parent:

               (a) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

               (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to Company Stock Options outstanding on the date hereof;

               (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries, except as may be required under the terms of any Company Stock Option;

               (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

               (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of any subsidiary;

               (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except, in each case, for borrowings under existing lines of credit in the ordinary course of business consistent with past practice, or modify or agree to any amendment of the terms of any of the foregoing; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business consistent with past practice, other than third-party guarantees and lease agreements not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate; (iii) make any loans, advances or capital contributions to or investments in any other person (other than in accordance with Section 5.1(m)(vii) and to subsidiaries of the Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise subject to any Lien shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

               (g) except as may be required by Applicable Law, enter into, adopt or amend or terminate any bonus, special remuneration, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer, employee or consultant in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except in accordance with Section 5.13;

               (h) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof or the current severance policies of the Company described on Section 3.11(a) of the Company Disclosure Schedule, or as required by applicable federal, state or local law or regulations;

               (i) exercise its discretion or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Merger, any other "change in control" of the Company (as defined in the Assumed Option Plans) or otherwise.

               (j) except as set forth in Section 5.1(j) of the Company Disclosure Schedule (i) sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions (including in any transaction or series of related transactions having a fair market value in excess of Three Hundred and Fifty Thousand Dollars ($350,000) in the aggregate), other than sales of its products and licenses of software in the ordinary course of business consistent with past practices, (ii) enter into any exclusive license, distribution, marketing, sales or other agreement or sell, transfer or otherwise dispose of any Intellectual Property, or (iii) other than with respect to internal use in the ordinary course of business consistent with past practices, license any source code to any third party;

               (k) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

               (l) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by generally accepted accounting principles;

               (m) (i) except as set forth in Section 5.1(m)(i) of the Company Disclosure Schedule, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other person or division thereof or any equity interest therein; (ii) enter into any contract or agreement that would be material to the Company and its subsidiaries, taken as a whole; (iii) amend, modify or waive any right under any material contract of the Company or any of its subsidiaries; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Company or any of its subsidiaries; (v) authorize any new capital expenditure or expenditures that are not set forth in Section 5.1(m)(v) of the Company Disclosure Schedule and that in the aggregate are in excess of Fifty Thousand Dollars ($50,000) per month (vi) authorize any new or additional manufacturing capacity expenditure or expenditures for any manufacturing capacity contracts or arrangements; or (vii) acquire any other asset or related group of assets, or make any investment, in a single transaction or series of related transactions with a cost in excess of One Million Dollars ($1,000,000), provided that in no event shall the aggregate of all acquisitions and investments exceed Three Million Dollars ($3,000,000);

               (n) make any material tax election or settle or compromise any material income tax liability or permit any insurance policy naming it as a beneficiary or loss-payee to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

               (o) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

               (p) fail to pay any Taxes or other material debts when due;

               (q) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involves more than One Million Five Hundred Thousand Dollars ($1,500,000) or that would otherwise be material to the Company or that relates to any Intellectual Property matters;

               (r) take any action or fail to take any action that could reasonably be expected to (i) limit the utilization of any of the net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder, or (ii) cause any transaction in which the Company or any of its subsidiaries was a party that was intended to be treated as a reorganization under Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code; or

               (s) take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(r) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect).

               Section 5.2. No Solicitation or Negotiation.

               (a) The Company, its subsidiaries and other affiliates (as reasonably determined by the Company) and their respective officers and other employees with managerial responsibilities, directors, representatives (including the Financial Advisor or any other investment banker and any attorneys and accountants) and agents shall immediately cease any discussions or negotiations with any other persons with respect to any Third Party Acquisition. The Company also agrees promptly to request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any of its subsidiaries, if any, to return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries and other affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Company shall promptly (and in any event within one business day after becoming aware thereof) (i) notify Parent in the event the Company or any of its subsidiaries and other affiliates or any of their respective officers, directors, employees and agents receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information in connection with a potential Third Party Acquisition, (ii) provide a copy of any written agreements, proposals or other materials the Company receives from any such person or group (or its representatives), and (iii) advise Parent from time to time of the status, at any time upon Parent's request, and promptly following any developments concerning the same.

               (b) Except as set forth in this Section 5.2(b), the Company Board shall not withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause or permit the Company to enter into any agreement or obligation with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after receiving a Superior Proposal and providing written notice thereof to Parent (a "Notice of Superior Proposal"), specifying the material terms and conditions of such Superior Proposal and identifying the person or group making such Superior Proposal and (ii) if Parent does not, within three (3) business days after Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based, as to the financial terms, on the written advice of the Financial Advisor or another financial advisor of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated pursuant to
Section 7.1 and the Company has paid all amounts due to Parent pursuant to
Section 7.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement; provided, however, that such disclosure does not state that any action will be taken by the Company Board in violation of this Agreement.

               (c) For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion (which shall include fifteen percent (15%) or more) of the assets of the Company and its subsidiaries, taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than fifteen percent (15%) of the outstanding Shares; or
(vi) the acquisition (or any group of acquisitions) by the Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal or greater than fifteen percent (15%) of the annual revenues, net income or assets of the Company, respectively. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (1) to acquire, directly or indirectly, for consideration consisting solely of cash and/or securities, all of the Shares then outstanding, or all or substantially all the assets, of the Company, (2) that is fully-financed and contains terms that the Company Board by a majority vote determines in its good faith judgment (based, as to the financial terms, on the written advice of the Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger, (3) that the Company Board by a majority vote determines in its good faith judgment (following and based on consultation, as to the financial terms, with the Financial Advisor or another financial advisor of nationally recognized reputation and its legal and other advisors) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal), (4) that does not contain a "right of first refusal" or "right of first offer" with respect to any counter-proposal that Parent might make and (5) that does not contain any financing or "due diligence" condition.

               Section 5.3. Meeting of Stockholders.

               (a) The Company shall, following the acceptance for payment of Shares by Acquisition pursuant to the Offer, take all actions necessary in accordance with the DGCL its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "Meeting"). The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL the Company's Certificate of Incorporation and bylaws. The Company will, through the Company Board, recommend to its stockholders approval of such matters subject to the provisions of Section 5.2(b). The Company shall, promptly after payment for the tendered shares by Acquisition pursuant to the Offer, prepare and file with the SEC the Proxy Statement for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to the provisions of Section 5.2(b), shall include the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone (i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or (ii) the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting. Notwithstanding the foregoing, in the event that Parent, Acquisition or any other subsidiary of Parent, shall acquire at least 90 percent of the Shares pursuant to the Offer or otherwise, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders in accordance with Section 253 of the DGCL.

               (b) Each of Parent and Acquisition agrees to (and Parent shall cause Acquisition to) vote in favor of the Merger all Shares purchased pursuant to the Offer and all other Shares owned by Parent or any other subsidiary of Parent.

               Section 5.4. Access to Information.

               (a) Between the date hereof and the Effective Time, upon reasonable notice and except as set forth on Section 5.4 of the Company Disclosure Schedule and subject in each instance to the requirements of Applicable Law, the Company will give Parent and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records and personnel files of current employees of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent shall make available to the Company, as reasonably requested by the Company, a designated officer of Parent to answer questions and make available such information regarding Parent and its subsidiaries as is reasonably requested by the Company taking into account the nature of the transactions contemplated by this Agreement.

               (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with October 1999), an unaudited balance sheet as of the end of such month and the related statements of earnings, stockholders' equity and cash flows, without notes to such financial statements, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity and cash flows for the quarter then ended, with condensed notes to such financial statements, and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year) an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in clause
(i) to be prepared in conformity with the practices consistently applied by the Company with respect to such financial statements and all of such financial statements referred to in clauses (ii) and (iii) to be prepared in accordance with generally accepted accounting principles (except that the quarterly financial statements may not have all of the footnote disclosure required by such generally accepted accounting principles) in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

               (c) Each of the parties hereto will hold, and will cause its consultants and Advisors to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Standard Non-Disclosure Agreement #4655141 entered into between the Company and Parent dated June 2, 1999 (the "Confidentiality Agreement").

               Section 5.5. Certain Filings; Reasonable Efforts.

               (a) Subject to the terms and conditions herein provided, including Section 5.2(b), each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following,

(i) cooperate in the preparation and filing of the Proxy Statement and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities, including OCS and the Investment Center of the Ministry of Finance of the State of Israel; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and
(iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger or the purchase by Acquisition of 90% or more of the outstanding Shares pursuant to the Offer. The Company agrees to use all reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

               (b) Subject to Section 8.11, Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. Subject to Section 8.11, in this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

               Section 5.6. Public Announcements. Neither Parent, Acquisition nor the Company shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, or any Third Party Acquisition, without the prior consent of Parent and Acquisition (in the case of the Company) or the Company (in the case of Parent or Acquisition), except (i) as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the New York Stock Exchange, (ii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 5.2(b)) or (iii) only in the case of a release or statement relating to a Third Party Acquisition, if the Company Board has been advised by outside legal counsel that a press release or other public statement is required by Applicable Law. The first public announcement of this Agreement, the Offer and the Merger shall be a joint press release agreed upon by Parent, Acquisition and the Company.

               Section 5.7. Indemnification and Directors' and Officers' Insurance.

               (a) From and after the acceptance of Shares for payment in the Offer, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless (and shall also cause the Surviving Corporation to advance expenses as incurred to the fullest extent permitted under Applicable Law to), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement, the Stock Option Agreement or the transactions contemplated hereby or thereby, in each case to the fullest extent required or permitted under Applicable Law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 5.7 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by Applicable Law, that the indemnification provided for in this
Section 5.7 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.7 and may specifically enforce its terms. This
Section 5.7 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect or as provided by Delaware law.

               (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company Board prior to the Effective Time) and any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time. The Surviving Corporation's aggregate obligation to indemnify and hold harmless all Indemnified Persons for all matters to which such Indemnified Persons may be entitled to be indemnified or held harmless under subsections (a) and (b) of this Section 5.7 shall in no event exceed the Company's stockholders' equity as of June 30, 1999.

               (c) For a period of six years after the Effective Time, Parent will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event shall Parent or the Company be required to expend on an annual basis in excess of 200% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 200% of such annual premium); provided further, that, in lieu of maintaining such existing insurance as provided above, Parent, at its election, may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance.

               (d) Neither Parent nor any of its affiliates shall be obligated to guarantee the payment or performance of the Company's obligations under subsection (a) or (b) of this Section 5.7, so long as the Surviving Corporation honors such obligations to the extent of the Company's stockholders' equity at June 30, 1999. In no event, however, shall Parent or any such affiliate have any liability or obligation to any Indemnified Person arising from the Company's breach of, or inability to perform its obligations under, subsection (a) or (b) of this Section 5.7 in excess of the difference between the stockholders' equity of the Company at June 30, 1999 and the aggregate of all amounts paid by the Company in satisfaction of such obligation. The provisions of this Section 5.7 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Company to merge or consolidate with any other Person unless the Company will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 5.7.

               Section 5.8. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure by such first party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               Section 5.9. Additions to and Modification of Company Disclosure Schedule. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company shall deliver to Parent and Acquisition such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the Company after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 3, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties.

               Section 5.10. Employee Matters.

               (a) The Company agrees to provide Parent with, and to cause each of its subsidiaries to provide Parent with, reasonable access to its employees during normal working hours following the date of this Agreement, to among other things, deliver offers of continued employment and to provide information to such employees about Parent.

               (b) With respect to any welfare plans in which employees of the Company and its subsidiaries are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any such plan.

               Section 5.11. Intentionally omitted.

               Section 5.12 Takeover Statutes. If any Takeover Statute is or may become applicable to the Offer, the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement, the Company and the Company Board shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Stock Option Agreement, as the case may be, or by the Offer or the Merger, as the case may be, and otherwise take such lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

               Section 5.13 Company Stock Options.

               (a) The Company agrees that, from and after the date hereof, it will take any required action that (i) is necessary or appropriate for Parent to assume any of the Assumed Options or any of the Assumed Option Plans, (ii) prevents the acceleration of the vesting or exercisability of any Assumed Option or (iii) prevents the transactions contemplated by this Agreement from causing the acceleration of the vesting or exercisability of any Assumed Option, and the Company further agrees that it will refrain from taking any other action that is not consistent with the foregoing. In addition, and in furtherance of this covenant, the Company agrees that the Company Board will adopt a resolution under the Company's 1995 Employee and Consultant Stock Plan and 1996 Nonstatutory Employee and Consultant Stock Option Plan that will prevent the acceleration of the vesting of Assumed Options under such plans.

               (b) From and after the date hereof, the Company agrees that with respect to each grant of a Company Option in connection with an offer of employment for a new employee, such grant will not include or be subject to any change of control provisions and will not be in an amount in excess of such grants made to new employees of a similar grade, consistent with past practices, and in no event will any one new employee receive options to purchase in excess of 10,000 Shares unless approved by Parent and set forth in Section 5.13 of the Company Disclosure Schedule.

               (c) The Company agrees to cause the Company Board to adopt all resolutions reasonably necessary or appropriate to further the purposes of subsections (a) and (b) of this Section 5.13 and provide that all options outstanding under each Assumed Option Plan can be assumed by Parent.

               Section 5.14 Israeli Operations. It is Parent's intention that the business operations and facilities of the Company (including its research and development activities) that are currently located in Israel shall remain in Israel.

               Section 5.15 Real Property Transfer Taxes. Parent shall pay any applicable New York real property transfer taxes or other similar taxes imposed upon the Company or its stockholders in connection with the completion of the transactions contemplated by this Agreement.


                                    ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

               Section 6.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by Applicable Law and the certificate of incorporation, in order to consummate the Merger;

               (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

               (c) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Business after the Effective Time in all material respects as it was operated prior thereto (other than under the HSR Act) shall have been given, obtained or complied with, as applicable; and

               (d) the Proxy Statement, if required to be prepared and disseminated to the Company's stockholders, shall have been cleared by the SEC and shall not be the subject of any stop order.

               Section 6.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on Parent) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition; and

               (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition.

               Section 6.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) the representations and warranties of the Company contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on the Company) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

               (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

               (c) since June 30, 1999, there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or its subsidiaries that constitutes a Material Adverse Effect on the Company; or

               (d) in connection with the compliance by Parent or Acquisition with any Applicable Law (including the HSR Act) or obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Parent shall not be
(i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental

Entity regarding the transactions contemplated hereby or (ii) prohibited from owning, and no material limitation shall be imposed on Parent's ownership of, any material portion of the Company's business or assets.


                                    ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

               Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

               (a) by mutual written consent of Parent, Acquisition and the Company;

               (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by April 30, 2000 (provided that if the January 31, 2000 date set forth in the first paragraph of Annex A is automatically extended, pursuant to the terms of Annex A, to April 30, 2000, then the April 30, 2000 date set forth in this Section 7.1(b) shall be automatically extended to July 31, 2000) (as the case may be, the "Final Date"); provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

               (c) by the Company if (i) there shall have been a breach of any representations or warranties on the part of Parent or Acquisition set forth in this Agreement or if any representations or warranties of Parent or Acquisition shall have become untrue such that, in either such instance, the conditions set forth in Section 6.2(a) would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect; (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the ability of the Company to consummate the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within five
(5) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; or
(iii) the Company Board has received a Superior Proposal, has complied with the provisions of Section 5.3(b), and has made the payment called for by Section 7.3(a);

               (d) by Parent and Acquisition if (i) there shall have been a breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue such that, in either such instance, the conditions set forth in Section 6.3(a) would be incapable of being satisfied by the Final Date, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder having a Material Adverse Effect on the Company (or, in the case of Section 5.2, any material breach thereof) or materially adversely affecting (or materially delaying) the ability of Acquisition to consummate the Offer or of Parent, Acquisition or the Company to consummate the Merger, and the Company has not cured such breach within five (5) business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect;
(iii) the Company Board shall have recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement, the Offer or the Merger; or (v) at any time after the date on which Acquisition has accepted Shares for payment pursuant to the Offer, the Company Board (with the concurrence of, or because of the vote of, one or more of the Continuing Directors) shall have ceased using all reasonable efforts to call, give notice of, or convene or hold the Meeting as promptly as practicable or shall have adopted a resolution not to effect any of the foregoing;

               (e) by the Company, if Acquisition shall have failed to commence the Offer within five business days following the date of the initial public announcement of the Offer or if, by the applicable date set forth in the first paragraph of Annex A, Acquisition shall have terminated the Offer; provided, however, that the right to terminate this Agreement pursuant to this subsection
(e) shall not be available to the Company if it has breached in any material respect its obligations under this Agreement that in any manner shall have proximately contributed in any material respect to a failure referenced in this subsection (e); or

               (f) by Parent and Acquisition, if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A, Acquisition shall have failed to commence the Offer within five business days following the date of the initial public announcement of the Offer or if Acquisition shall have terminated the Offer in accordance with the provisions of Annex A; provided, however, that the right to terminate this Agreement pursuant to this subsection (f) shall not be available to Parent and Acquisition if either of them has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed in any material respect to the failure to commence or termination of the Offer.

               Section 7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 7.2 and Sections 5.4(c) and 7.3. Nothing contained in this Section 7.2 shall relieve any party from liability for any intentional breach of any covenant in this Agreement prior to such termination. The representation and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement, and, except for payments that may be required under Section 7.3, no party shall have any liability for breach of any representation or warranty. Nothing set forth herein shall limit any rights any party may have arising out of the intentional fraudulent conduct of any other party hereto.

               Section 7.3. Fees and Expenses.

               (a) In the event that this Agreement shall be terminated pursuant to:

                      (i) Section 7.1(c)(iii) or 7.1(d)(iii) or (iv);

                      (ii) Section 7.1(d)(ii) (other than by reason of one or more breaches of the covenants set forth in Sections 5.8 and 5.9) and either (A) at the time of such termination, there is outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Company Acquisition (as defined in Section 8.8(e)), and that Company Acquisition occurs or (B) within six (6) months after the date on which this Agreement has been terminated the Company enters into an agreement with respect to a Company Acquisition or the Company publicly announces a plan or proposal with respect to a Company Acquisition and that Company Acquisition having a per share valuation at the time of announcement that is more favorable to the Company's stockholders than the Merger occurs; or

                      (iii) Section 7.1(f) due to the Minimum Condition not being satisfied and either (A) at the time of such termination, there is outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Company Acquisition, and that Company Acquisition occurs or (B) within six (6) months after the date on which this Agreement has been terminated the Company enters into an agreement with respect to a Company Acquisition or the Company publicly announces a plan or proposal with respect to a Company Acquisition and that Company Acquisition having a per share valuation at the time of announcement that is more favorable to the Company's stockholders than the Merger occurs;

Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of Forty-Five Million Dollars ($45,000,000) immediately upon the occurrence of the event described in this Section 7.3(a) giving rise to such damages. The Company hereby waives any right to set-off or counterclaim against such amount.

               (b) Upon termination of this Agreement pursuant to (A) Section 7.1(f) in circumstances where the termination fee set forth in Section 7.3(a)(iii) is payable or (B) Section 7.1(c)(iii) or Section 7.1(d)(i) as a result of a breach of a representation or warranty as of the date hereof or
Section 7.1(d)(ii), (iii) or (iv), in addition to any other remedies that Parent, Acquisition or their affiliates may have as a result of such termination (including pursuant to Section 7.3(a) or otherwise), the Company shall pay to Parent up to the amount of Five Million Dollars ($5,000,000) as reimbursement for the out-of-pocket costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the

Stock Option Agreement, the Offer, the Merger and the consummation of all transactions contemplated by this Agreement and the Stock Option Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants); provided, however, that if Parent requests reimbursement for such costs, fees and expenses in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), Parent shall accompany such request with invoices or other reasonable evidence of its or Acquisition's payment of such costs, fees and expenses. If such request for reimbursement of such costs, fees and expenses is in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), the Company shall promptly pay to Parent Two Million Five Hundred Thousand Dollars ($2,500,000) after Parent has requested reimbursement pursuant to this subsection (b), and shall pay any balance promptly following receipt of such invoices or other evidence. Notwithstanding any of the foregoing, Parent shall not be entitled to receive more than Five Million Dollars ($5,000,000) pursuant to this subsection (b). Nothing contained in this Section 7.3(b) shall relieve any party of any liability for breach of this Agreement which would otherwise exist.

               (c) Upon termination of this Agreement pursuant to Section 7.1(c)(i) or (ii), in addition to any other remedies that the Company or its affiliates may have as a result of such termination, Parent shall pay to the Company the amount of Five Million Dollars ($5,000,000) as reimbursement for the out-of-pocket costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Stock Option Agreement, the Offer, the Merger and the consummation of all transactions contemplated by this Agreement and the Stock Option Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants); provided, however, that if the Company requests reimbursement for such costs, fees and expenses in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), the Company shall accompany such request with invoices or other reasonable evidence of the payment thereof. If the Company makes such request for reimbursement of such costs, fees and expenses in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), Parent shall promptly pay to the Company Two Million Five Hundred Thousand Dollars ($2,500,000) after the Company has requested reimbursement pursuant to this subsection (c), and shall pay any balance promptly following receipt of such invoices or other evidence. Notwithstanding any of the foregoing, the Company shall not be entitled to receive more than Five Million Dollars ($5,000,000) pursuant to this subsection (c). Nothing contained in this
Section 7.3(c) shall relieve any party of any liability for breach of this Agreement which would otherwise exist.

               (d) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. The parties acknowledge that Parent shall pay the fees imposed in connection with its filing under the HSR Act.

               (e) The parties acknowledge that the agreements contained in this
Article 7 (including this Section 7.3) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails promptly to pay the amounts required pursuant to Section 7.3 when due (including circumstances where, in order to obtain such payment a party commences a suit that results in a final nonappealable judgment against another party for such amounts), the defaulting party shall pay to the other party (i) their costs and expenses (including reasonable attorneys' fees) in connection with such suit and (ii) interest on the amount that was determined to be due and payable hereunder at the rate announced by Citibank, N.A. as its "reference rate" in effect on the date such payment was required to be made.

               Section 7.4. Amendment. This Agreement may be amended, modified and supplemented in any and all respects by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval, at any time prior to the Effective Time with respect to any of the terms contained herein. This Agreement (including, subject to Section 5.9, the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

               Section 7.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or
(iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                    ARTICLE 8

                                  MISCELLANEOUS

               Section 8.1. Nonsurvival of Representations and Warranties.

               (a) The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This
Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

               (b) Except for the representations and warranties contained in
Article 3 of this Agreement, the Company makes no other express or implied representation or warranty to Parent or Acquisition. Parent and Acquisition acknowledge that, in entering into this Agreement, they have not relied on any representations or warranties of the Company other than the representations and warranties of the Company set forth in Article 3 of this Agreement.

               (c) Except for the representations and warranties contained in
Article 4 of this Agreement, Parent and Acquisition make no other express or implied representation or warranty to the Company. The Company acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Parent and Acquisition other than the representations and warranties of Parent and Acquisition set forth in Article 4 of this Agreement.

               Section 8.2. Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule and the Exhibits and Annex A, all of which are incorporated by reference into this Agreement), the Confidentiality Agreement and the Stock Option Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

               Section 8.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

               Section 8.4. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

               if to Parent or Acquisition:  Intel Corporation
                                             2200 Mission College Boulevard
                                             Santa Clara, California  95052
                                             Telecopier:  (408) 765-1859
                                             Attention:  General Counsel
               with a copy to:              Gibson, Dunn & Crutcher LLP
                                            One Montgomery Street
                                            Telesis Tower
                                            San Francisco, California 94104
                                            Telecopier:  (415) 986-5309
                                            Attention:  Kenneth R. Lamb, Esq.

               if to the Company to:        DSP Communications, Inc.
                                            20300 Stevens Creek Boulevard
                                            Cupertino, California  95015
                                            Telecopier:  (408) 777-2744
                                            Attention:  General Counsel

               with a copy to:              Skadden, Arps, Slate, Meagher &
                                            Flom, LLP
                                            525 University Ave.
                                            Palo Alto, California  94301
                                            Telecopier:  (650) 470-4570
                                            Attention:  Kenton J. King, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

               Section 8.5. Governing Law and Venue; Waiver of Jury Trial.

               (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF OR OF ANY OTHER JURISDICTION. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

               (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

               (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

               Section 8.6. Descriptive Headings; Article and Section References. The table of contents and the descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All Article, Section, Subsection, Schedule, Exhibit and Annex references in this Agreement are to Articles, Sections, subsections, Schedules, Exhibits and Annexes, respectively, of or to this Agreement unless specified otherwise.

               Section 8.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except for Sections 2.11(c), 5.7 and 8.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the Financial Advisor is intended to be a third party beneficiary of the review and consent process contemplated by the last sentence of Section 1.2(c).

               Section 8.8. Certain Definitions. For the purposes of this Agreement the term:

               (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person.

               (b) "Applicable Law" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof, the expiration date of the Offer, as of the Effective Time or as of any relevant date contemplated herein applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

               (c) "business day" means any day other than a day on which the New York Stock Exchange is closed.

               (d) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

               (e) "Company Acquisition" means the occurrence of any of the following events: (i) the acquisition by a Third Party of fifty percent (50%) or more of the assets of the Company and its subsidiaries, taken as a whole; (ii) the acquisition by a Third Party of fifty percent (50%) or more of the outstanding Shares or any securities convertible into or exchangeable for Shares that would constitute fifty percent (50%) or more of the outstanding Shares upon such conversion or exchange, or any combination of the foregoing; (iii) the acquisition by the Company of the assets or stock of a Third Party if, as a result of which the outstanding Shares of the Company immediately prior thereto are increased by one hundred percent (100%) or more, or (iv) the merger, consolidation or business combination of the Company with or into a Third Party, where, following such merger, consolidation or business combination, the stockholders of the Company immediately prior to such transaction do not hold, immediately after such transaction, securities of the surviving entity constituting more than fifty percent (50%) of the total voting power of the surviving entity.

               (f) Intentionally omitted.

               (g) "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

               (h) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

               (i) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of such matter of any member of the Board of Directors or any officer of the Company or any of its subsidiaries or of the following employees of the Company: Eli Fogel, Gaby Helivitz, Avner Kol, Shulamit Chen, Duane Sharman and David Yaish, or any member of the Board of Directors or any officer of Parent or any of its subsidiaries, as the case may be, and each of such persons shall be deemed to have actual knowledge of all books and records in their possession or control and all books and records to which he or she has reasonable access.

               (j) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

               (k) "Stock Option Agreement" means that certain Stock Option Agreement of even date herewith between the Company and Parent.

               (l) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the gender and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein.

               Section 8.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

               Section 8.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Offer or the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 7.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Offer or the Merger.

               Section 8.11. No Obligation to Comply with Certain Requirements. Notwithstanding any provision of this Agreement or otherwise, in connection with the compliance by the parties hereto with any Applicable Law (including the HSR
Act) and obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Parent shall not be required, or be construed to be required, to proffer to, or agree to: (1) sell or hold separate, or agree to sell or hold separate, before or after the Effective Time, any assets, businesses or any interests in any assets or businesses, of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, by Parent or the Company of any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by Parent or the Company of any assets or businesses, and (2) enter into any agreement or be bound by any obligation that, in Parent's good faith judgment, would likely have an adverse effect on the benefits to Parent of the transactions contemplated by this Agreement.

               Section 8.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

               Section 8.13. Ambiguities. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

               Section 8.14. Waiver. Any waiver of compliance with any obligation, covenant, agreement, provision or condition of this Agreement or consent pursuant to this Agreement shall not be effective unless evidenced by an instrument in writing executed by the party to be charged. Any waiver of compliance with any such obligation, covenant, agreement, provision or condition of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

               Section 8.15. Execution. This Agreement may be executed by facsimile signatures and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

               Section 8.16. Schedules. The Company Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                        DSP COMMUNICATIONS, INC.,
                                        a Delaware corporation



                                        By:    /s/ DAVIDI GILO
                                               ---------------------------------
                                               Name:   Davidi Gilo
                                               Title:  Chairman of the Board


                                        INTEL CORPORATION,
                                        a Delaware corporation



                                        By:    /s/ ARVIND SODHANI
                                               ---------------------------------
                                               Name:   Arvind Sodhani
                                               Title:  Treasurer


                                        CWC ACQUISITION CORPORATION,
                                        a Delaware corporation



                                        By:    /s/ SUZAN A. MILLER
                                               ---------------------------------
                                               Name:   Suzan A. Miller
                                               Title:  President


[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER BY AND AMONG DSP COMMUNICATIONS,
            INC., INTEL CORPORATION AND CWC ACQUISITION CORPORATION]

                                     ANNEX A

                             CONDITIONS OF THE OFFER

               Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the "Agreement") of which this Annex A is a part. Notwithstanding any other provision of the Offer or this Agreement, and subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to Acquisition's obligation to pay for or return tendered shares after termination of the Offer, Acquisition shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, may delay the acceptance for payment of any Shares or extend the Offer one or more times pursuant to Section 1.1(b) of this Agreement and may terminate the Offer at any time after January 31, 2000 (provided that if on January 31, 2000 the condition set forth in clause (ii) below regarding the HSR Act is not satisfied and none of the events set forth in paragraphs (a) through (f) below has occurred and is continuing, then such January 31, 2000 date shall be automatically extended to April 30, 2000) if (i) less than a majority of the outstanding Shares on a fully-diluted basis (including for purposes of such calculation all Shares issuable upon exercise of all vested Company Stock Options and unvested Company Stock Options that vest prior to the Final Date, but excluding any Shares held by the Company or any of its subsidiaries) has been tendered pursuant to the Offer by the expiration of the Offer and not withdrawn; (ii) any applicable waiting period under the HSR Act has not expired or terminated; (iii) all necessary consents and approvals from the OCS and the Investment Center of the Ministry of Finance of the State of Israel and any other foreign Governmental Entities shall not have been obtained; or (iv) at any time after the date of this Agreement, and before acceptance for payment of any Shares, any of the following events shall occur and be continuing:

               (a) there shall have been any action (other than a second request by the appropriate Governmental Entity with jurisdiction under the HSR
Act) taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger by any domestic or foreign court or other Governmental Entity which directly or indirectly (i) prohibits, or makes illegal, the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement,
(ii) renders Acquisition unable to accept for payment, pay for or purchase some or all of the Shares, (iii) imposes material limitations on the ability of Parent effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (iv) otherwise has a Material Adverse Effect on the Company;

               (b) (i)    the representations and warranties of the Company
contained in this Agreement shall not be true and correct (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on the Company) at the date hereof and as of the consummation of the Offer with the same effect as if made at and as of the consummation of the Offer (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification), (ii) the Company shall have failed to perform in all material respects its covenants and obligations contained in this Agreement (other than those set forth in Sections 5.8 and 5.9), or (iii) there shall have occurred since September 30, 1999 any events or changes that constitute a Material Adverse Effect on the Company;

               (c) it shall have been publicly disclosed or Parent shall have otherwise learned that (i) any person or "group" (as defined in Section l3(d)(3) of the Exchange Act) shall have acquired or entered into a definitive agreement or agreement in principle to acquire beneficial ownership of more than 20% of the Shares or any other class of capital stock of the Company, through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 20% of the Shares and (ii) such person or group shall not have tendered such Shares pursuant to the Offer;

               (d) the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent and Acquisition (including by amendment of the Schedule 14D-9), its recommendation of the Offer, this Agreement or the Merger, or recommended another proposal or offer, or the Company Board, shall have resolved to do any of the foregoing;

               (e) this Agreement shall have terminated in accordance with its terms; or

               (f) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the Nasdaq National Market, for a period in excess of twenty-four
(24) hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions),
(ii) the commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States that constitutes a Material Adverse Effect on the Company or materially adversely affects or delays the consummation of the Offer, (iii) the average of the closing prices of the Standard & Poor's 500 Index for any twenty (20) consecutive trading days shall be twenty-five percent (25%) or more below the closing price of such index on any trading day on or after the date hereof that precedes the commencement of such 20 trading day period, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

which in the good faith judgment of Parent, in any such case, and regardless of the circumstances (including any action or inaction by Parent) giving rise to such condition makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Shares.

               The foregoing conditions (other than the Minimum Condition) are for the sole benefit of Parent and Acquisition and, subject to the Agreement, may be waived by Parent and Acquisition, in whole or in part at any time and from time to time, in the sole discretion of Parent and Acquisition. The failure by Parent and Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.